SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Under 14a-12

TARGETED MEDICAL PHARMA, INC.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TARGETED MEDICAL PHARMA, INC.
2980 Beverly Glen Circle, Suite 301
Los Angeles, CA 90077

To the Stockholders of Targeted Medical Pharma, Inc.:

You are cordially invited to attend the 2012 annual meeting of stockholders (the “Meeting”) of Targeted Medical Pharma, Inc. (the “Company”), to be held at Hotel Palomar Los Angeles located at 10740 Wilshire Blvd., Los Angeles, California 90024, on Monday, August 6, 2012, at 11:00 a.m., Pacific Time, to consider and vote upon proposals:

1.	To approve an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the Company’s Board of Directors (the “Charter Amendment Proposal”);
2.	To elect two directors to serve on the Company’s Board for a term of one year or three years, as the case may be, based upon the approval of the Charter Amendment Proposal; and
3.	Such other procedural matters as may properly come before this Meeting or any adjournment or postponement thereof.

Each of these proposals is more fully described in the accompanying proxy statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL AND A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

The Board has fixed the close of business on July 16, 2012 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, this Meeting or any postponement or adjournment thereof. Accordingly, only stockholders of record at the close of business on the Record Date are entitled to notice of, and shall be entitled to vote at, this Meeting and any postponement or adjournment thereof.

Your vote is very important to us regardless of the number of shares you own.   Whether or not you are able to attend this Meeting in person, please follow the voting instructions on the enclosed proxy card to vote your shares. Granting a proxy will not limit your right to vote in person if you wish to attend this Meeting and vote in person.

By Order of the Board,

/s/ William E. Shell William E. Shell, MD Chief Executive Officer and Chief Scientific Officer July 19, 2012	/s/ Amir Blachman Amir Blachman Secretary July 19, 2012

TARGETED MEDICAL PHARMA, INC.
2980 Beverly Glen Circle, Suite 301
Los Angeles, CA 90077

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 6, 2012

To the Stockholders of Targeted Medical Pharma, Inc.:

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Targeted Medical Pharma, Inc. (the “Company”) for use at the 2012 annual meeting of stockholders of the Company (the “Meeting”) and at all adjournments and postponements thereof. The Meeting will be held at Hotel Palomar Los Angeles located at 10740 Wilshire Blvd., Los Angeles, California 90024, on Monday, August 6, 2012, at 11:00 a.m., Pacific Time, to consider and vote upon proposals:

1.	To approve an amendment (the “Charter Amendment”) to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to declassify the Company’s Board of Directors (the “Charter Amendment Proposal”);
2.	To elect two directors to serve on the Company’s Board for a term of one year or three years, as the case may be, based upon the approval of the Charter Amendment Proposal; and
3.	Such other procedural matters as may properly come before this Meeting or any adjournment or postponement thereof.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL AND A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Holders of record of our common stock at the close of business on July 16, 2012 (the “Record Date”) will be entitled to notice of, and to vote at, this Meeting and any adjournment or postponement thereof. Each share of common stock entitles the holder thereof to one vote.

Your vote is important, regardless of the number of shares you own.  The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock of the Company as of the Record Date. The election of each nominee for director requires the affirmative vote of a plurality of the shares of common stock represented in person or by proxy and entitled to vote thereon at the Meeting.

A complete list of stockholders of record entitled to vote at this Meeting will be available for ten days before this Meeting at the principal executive offices of the Company for inspection by stockholders during ordinary business hours for any purpose germane to this Meeting.

Even if you plan to attend this Meeting in person, it is strongly recommended that you complete the enclosed proxy card before the meeting date, to ensure that your shares will be represented at this Meeting if you are unable to attend.

You are urged to review carefully the information contained in the enclosed proxy statement prior to deciding how to vote your shares.

This notice and the enclosed proxy statement are first being mailed to stockholders on or about          July 19, 2012.

By Order of the Board,

/s/ William E. Shell William E. Shell, MD Chief Executive Officer and Chief Scientific Officer July 19, 2012	/s/ Amir Blachman Amir Blachman Secretary

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF THE CHARTER AMENDMENT PROPOSAL AND EACH DIRECTOR NOMINEE.

i

TARGETED MEDICAL PHARMA, INC.
2980 Beverly Glen Circle, Suite 301
Los Angeles, CA 90077

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS

to be held on Monday, August 6, 2012, 11:00 a.m. Pacific Time
Hotel Palomar Los Angeles
10740 Wilshire Blvd., Los Angeles, California 90024

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving this proxy statement?

This proxy statement describes the proposals on which our Board would like you, as a stockholder, to vote at the Meeting, which will take place on Monday, August 6, 2012 at 11:00 a.m., Pacific Time, at the Hotel Palomar Los Angeles, located at 10740 Wilshire Blvd., Los Angeles, California 90024.

Stockholders are being asked to consider and vote upon proposals to approve an amendment to the Company’s Charter to declassify the Board. Stockholders are also being asked to elect two directors to the Board to serve one-year or three-year terms, as the case may be, based on whether the Charter Amendment Proposal is approved.

This proxy statement also gives you information on these proposals so that you can make an informed decision. You should read it carefully. Your vote is important. You are encouraged to submit your proxy card as soon as possible after carefully reviewing this proxy statement and its annexes.

Who can vote at this Meeting?

Stockholders who owned shares of our common stock, par value $.001 per share, on July 16, 2012 (the “Record Date“) may attend and vote at this Meeting. There were 21,949,576 shares of common stock outstanding on the Record Date. All shares of common stock shall have one vote per share. Information about the stockholdings of our directors, executive officers and significant stockholders is contained in the section of this Proxy Statement entitled “Beneficial Ownership of Certain Beneficial Owners” on page 24 of this Proxy Statement.

What vote is required to approve the Charter Amendment Proposal?

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock as of the Record Date.

What vote is required to elect Messrs. Weems and Giffoni as directors?

The election of each nominee for director requires the affirmative vote of a plurality of the shares of common stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting.

What is the proxy card?

The card enables you to appoint William E. Shell, MD, our Chief Executive Officer, Chief Scientific Officer and a director, and Ronald W. Rudolph, our Chief Financial Officer, as your representatives at this Meeting. By completing and returning the proxy card, you are authorizing these persons to vote your shares at this Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend this Meeting. Even if you plan to attend this Meeting, it is strongly recommended to complete and return your proxy card before this Meeting date just in case your plans change. If a proposal comes up for vote at this Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

How does the Board of Directors recommend that I vote?

Our Board of Directors unanimously recommends that stockholders vote “FOR” the Charter Amendment Proposal and “FOR” each nominee for director.

How do I vote?

If you were a holder of record of the Company’s common stock on the Record Date, you may vote in person at the Meeting or by submitting a proxy.

(1) You may submit your proxy by mail.  You may submit you proxy by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If we receive your proxy card prior to this Meeting and if you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and
•	according to the best judgment of the proxies if a proposal comes up for a vote at this Meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	FOR the adoption of the Charter Amendment Proposal;
•	FOR each nominee for director; and
•	According to the best judgment of Dr. Shell and Mr. Rudolph if a proposal comes up for a vote at this Meeting that is not on the proxy card.

(2) You may vote in person at this Meeting.  We will pass out written ballots to anyone who wants to vote at this Meeting. We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

If I plan on attending the Meeting, should I return by proxy card?

Yes. Whether or not you plan to attend the Meeting, after carefully reading and considering the information contained in this proxy statement, please complete and sign your proxy card. Then return the proxy card in the pre-addressed, postage-paid envelop provided herewith as soon as possible so your shares may be represented at the Meeting.

May I change my mind after I return my proxy?

Yes. You may revoke your proxy and change your vote at any time before the polls close at this Meeting. You may do this by:

•	sending a written notice to the Secretary of the Company at the Company’s executive offices stating that you would like to revoke your proxy of a particular date;
•	signing another proxy card with a later date and returning it to the Secretary before the polls close at this Meeting; or
•	attending this Meeting and voting in person.

What happens if I do not indicate how to vote my proxy?

Signed and dated proxies received by the Company without an indication of how the stockholder desires to vote on a proposal will be voted in favor of each proposal presented to the stockholders.

Will my shares be voted if I do not sign and return my proxy card?

If you do not sign and return your proxy card, your shares will not be voted unless you vote in person at this Meeting.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with brokerage firms. Please sign and return all proxy cards to ensure that all of your shares are voted.

Where do I find the voting results of this Meeting?

We will announce voting results at this Meeting and also file a Current Report on Form 8-K announcing the voting results.

Who can help answer my questions?

You can contact Ronald W. Rudolph at (310) 474-9809 or by sending a letter at the offices of the Company at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077 with any questions about proposals described in this proxy statement or how to execute your vote.

THE ANNUAL MEETING

General

We are furnishing this proxy statement to you, as a stockholder of Targeted Medical Pharma, Inc., as part of the solicitation of proxies by our Board for use at the Meeting to be held on August 6, 2012, and any adjournment or postponement thereof. This proxy statement is first being furnished to stockholders on or about July 19, 2012. This proxy statement provides you with information you need to know to be able to vote or instruct your proxy how to vote at the Meeting.

Date, Time and Place of this Meeting

The Meeting will be held on August 6, 2012, at 11:00 a.m., Pacific Time, at the Hotel Palomar Los Angeles, located at 10740 Wilshire Blvd., Los Angeles, California 90024, or such other date, time and place to which the Meeting may be adjourned or postponed.

Purpose of the Meeting

At the Meeting, the Company will ask stockholders to consider and vote upon proposals:

1.	To approve an amendment to the Company’s Charter to declassify the Board;
2.	To elect two directors to serve on the Board for a term of one year or three years, as the case may be, based upon the approval of the Charter Amendment Proposal; and
3.	Such other procedural matters as may properly come before this Meeting or any adjournment or postponement thereof.

Recommendations of the Board of Directors

After careful consideration of each of the proposals, the Company’s board of directors has unanimously determined that the Charter Amendment Proposal is fair to, and in the best interest of, the Company and its stockholders and unanimously recommends that stockholders vote “FOR” the Charter Amendment Proposal. After careful consideration of each nominee for director, the Company’s board of directors has unanimously determined to recommend that stockholders for “FOR” each nominee for director.

Record Date and Voting Power

Our Board fixed the close of business on July 16, 2012, as the record date for the determination of the outstanding shares of common stock entitled to notice of, and to vote on, the matters presented at this Meeting. As of the Record Date, there were 21,949,576 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote. Accordingly, a total of 21,949,576 votes may be cast at this Meeting.

Quorum and Required Vote

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the meeting of a majority of the common stock outstanding and entitled to vote at the Meeting is represented in person or by proxy. Abstentions will count as present for purposes of establishing a quorum.

The approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock as of the Record Date. The election of each nominee for director requires the affirmative vote of a plurality of the shares of common stock represented in person or by proxy and entitled to vote in the election of directors at the Meeting.

Abstentions are considered present for purposes of establishing a quorum but will have the same effect as a vote “AGAINST” the Charter Amendment Proposal and will have no effect on the election of directors.

Voting

Each share of common stock that you own in your name entitles you to one vote, in each case, on the applicable proposals. Your one or more proxy cards show the number of shares of common stock that you own. There are two ways to vote you shares:

•	You can vote by signing and returning the enclosed proxy card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by the Company’s Board: “FOR” the Charter Amendment Proposal and “FOR” each nominee for director.
•	You can attend the Meeting and vote in person. You will be given a ballot when you arrive.

Revocability of Proxies

Any proxy may be revoked by the person giving it at any time before it is voted. A proxy may be revoked by (A) sending to our Secretary, at Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, either (i) a written notice of revocation bearing a date later than the date of such proxy or (ii) a subsequent proxy relating to the same shares, or (B) by attending this Meeting and voting in person.

Proxy Solicitation Costs

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying form of proxy, and the cost of soliciting proxies relating to this Meeting, will be borne by the Company. If any additional solicitation of the holders of our outstanding shares of common stock is deemed necessary, we (through our directors and officers) anticipate making such solicitation directly. The solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers, directors and other employees of the Company, but no additional compensation will be paid to such individuals.

No Right of Appraisal

None of Delaware law, our Charter or our Amended and Restated Bylaws provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Meeting. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares.

No Additional Matters May Be Presented at the Meeting

The Meeting has been called only to consider the approval of the Charter Amendment Proposal and the election of directors. Under the Company’s Amended and Restated Bylaws, other than procedural matters incident to the conduct of the Meeting, no other matters may be considered at the Meeting if they are not included in the notice of the Meeting.

Who Can Answer Your Questions About Voting Your Shares

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact Ronald W. Rudolph at (310) 474-9809.

Principal Offices

The principal executive offices of our Company are located at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077. The Company’s telephone number at such address is at (310) 474-9809.

Proposal I

AMENDMENT OF THE AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD

Pursuant to the Company’s Charter, the Company’s Board is divided into three classes and directors of the Company are elected for staggered terms of three years. The Company is requesting its stockholders approve an amendment to the Company’s Charter to eliminate the staggered board and enable a phased-in declassification of the Board over a two year period. If the Charter Amendment Proposal is approved, the nominees for director will stand for election for one-year terms, expiring at the next annual meeting of stockholders. If the Charter Amendment Proposal is not approved at the Meeting, the nominees for director will stand for election for a three-year term expiring at the 2015 annual meeting of the stockholders.

Reasons for the Charter Amendment Proposal

Currently, our Board is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term and ending their respective term on consecutive years. Our Board has seven members. The term of our first class of directors, consisting of Mr. Bluher and Mr. Giffoni expires at this Meeting. The term of office of the second class of directors, consisting of Dr. Shell and Mr. Webster will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Dr. Silver, Mr. Nemiroff and Mr. DeWald will expire at the third annual meeting of stockholders.

As a result, at a given annual meeting, only a minority of the Board is presently considered for election. Since our staggered board may prevent our stockholders from replacing a majority of our Board at any given annual meeting, it may entrench management and discourage unsolicited stockholder proposals that may be in the best interests of stockholders.

The Board in its deliberation considered the corporate governance trend towards annual election of directors. The Board considered that a classified board has the effect of insulating directors from a corporation’s stockholders. The Board recognizes that a classified structure may appear to reduce directors’ accountability to stockholders, since such a structure does not enable stockholders to express a view on each director’s performance by means of an annual vote. After weighing these different considerations, the Board concluded that eliminating the classified structure to provide for the annual election of all directors would increase the Board’s accountability to stockholders by providing stockholders with a means for evaluating each director each year. Therefore, the Board unanimously approved the proposal and recommends that the stockholders approve the Charter Amendment Proposal.

If the Charter Amendment is approved at this Meeting, the existing second class of directors and third class of directors will continue to hold office until the end of the terms for which they were originally elected. However, the nominees for director at each succeeding annual meetings of stockholders will stand for election for one year terms thereafter. Commencing with the 2014 annual meeting of stockholders, all directors will be elected on an annual basis. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

Appendix I shows the proposed changes to the relevant sections of the Amended and Restated Charter resulting from the Charter Amendment Proposal, with deletions indicated by strike-outs and additions indicated by underlining. If the requisite approval is received at this Meeting, our filing agent will be instructed to immediately file the amendment to the Company’s Charter with the Secretary of State of the State of Delaware and the nominees will stand for election for one year terms. If the Charter Amendment Proposal is not approved by the stockholders, the election of directors will proceed immediately and the nominees will stand for election for a three-year term.

The Company’s Amended and Restated Bylaws states that the Board shall be divided between three classes in accordance with the Company’s Charter. The Board has approved an amendment to the Company’s Amended and Restated Bylaws to reflect the declassification of the Board in the form of Appendix II hereto, which amendment would be effective in the event the Charter Amendment Proposal is approved.

Vote Required

Approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of common stock as of the Record Date.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE CHARTER AMENDMENT PROPOSAL

Proposal II

ELECTION OF DIRECTORS

The nominees listed below have been nominated by the Nominating and Corporate Governance Committee and approved by our Board to stand for election as directors of the Company. If the Charter Amendment Proposal is approved at this Meeting, the nominees will stand for election for a one-year term to serve as directors until the 2013 annual meeting. If the Charter Amendment Proposal is not approved at this Meeting, the nominees will stand for election for a three-year term to serve as directors until the 2015 annual meeting. Unless such authority is withheld, proxies will be voted for the election of the persons named below, each of whom has been designated as a nominee. If, for any reason not presently known, any person is not available to serve as a director, another person who may be nominated will be voted for in the discretion of the proxies.

Unless you indicate otherwise, shares represented by executed proxies in the form enclosed will be voted for the election of each nominee unless any such nominee shall be unavailable, in which case such shares will be voted for a substitute nominee designated by the Board.

Vote Required

Approval of each nominee for director requires the affirmative vote of a plurality of the outstanding shares of common stock present in person or represented by proxy at this Meeting and entitled to vote in the election.

Board Qualifications

We believe that the collective skills, experiences and qualifications of our directors provide our Board with the expertise and experience necessary to advance the interests of our stockholders. While the Nominating and Corporate Governance Committee of our Board does not have any specific, minimum qualifications that must be met by each of our directors, it uses a variety of criteria to evaluate the qualifications and skills necessary for each member of the Board. In addition to the individual attributes of each of our current directors described below, we believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, exhibit commitment to enhancing stockholder value and have sufficient time to carry out their duties and to provide insight and practical wisdom based on their past experience.

Each of Messrs. Weems and Giffoni has extensive experience in their respective fields and provide value to our Company. Mr. Giffoni is a co-founder of our Company and has extensive management, marketing and business experience. Mr. Weems has extensive management, financial and business experience in both the private and public sectors, including senior positions with the Centers for Medicare and Medicaid Services and the U.S. Department of Health and Human Services.

Nominee Information

Kim Giffoni

Mr. Giffoni is a co-founder of TMP and served as President and Chief Operating Officer and a director of TMP from December 1999 to December 2010. Since December 2010, Mr. Giffoni has served as Executive Vice President of Foreign Sales and Investor Relations of TMP. Prior to assuming his current responsibilities, from April 1996 to May 1999, Mr. Giffoni served as president of NutraCorp Scientific, Inc., a dietary supplement company marketing and selling nutritional products worldwide. From January 1983 to March 1996, Mr. Giffoni founded and served as president of Giffoni Development Company. Under Mr. Giffoni's direction the company profitably developed and sold multi-million dollar residences in Southern California. From 1980 through 1983 Mr. Giffoni served as an advertising manager of Herald Community Newspapers supervising advertising insert flow into fifteen local newspapers throughout Southern California. Prior to working for the Los Angeles based Herald Community Newspapers, from 1972 through 1979, Mr. Giffoni served as advertising director of the Las Virgines Enterprise Newspaper Group and co-founded the weekly newspaper Malibu Surfside News.

Mr. Giffoni earned a Bachelor of Arts in Communications from California State University at Northridge. Mr. Giffoni is a former professional baseball player for the Kansas City Royals Professional Baseball Club and is a commercially-rated helicopter pilot.

Kerry Weems

Mr. Weems has served as the vice president and general manager for the Health Solutions Sector at General Dynamics Information Technology, Inc. since October 2011. In this position, Mr. Weems provides executive leadership to more than 4,500 health and health information technology professionals providing solutions in fraud detection and prevention, quality and pay for performance, system and infrastructure modernization, integrated contact centers and data analytics. Teams under his guidance support the Department of Health and Human Services, Department of Veterans Affairs, Military Health System, commercial health plans and more. Prior to joining General Dynamics Information Technology, Mr. Weems led Vangent, Inc.’s (“Vangent”) Health Division from August 2009 to December 2009. Vangent was acquired by General Dynamics in September 2011 after which he took on his current title at General Dynamics. Prior to Vangent, Mr. Weems served 28 years with the federal government and held the position of Acting Administrator of the Centers for Medicare and Medicaid Services from September 2007 to January 2009. Mr. Weems served as Vice-Chairman of the American Health Information Community. In those capacities, Mr. Weems was involved in a variety of projects, which included the Medicare e-prescribing program, pilot projects for electronic health records and personal health records, and a number of landmark payment reforms, including nonpayment for certain medical errors. Mr. Weems has also served in a number of senior positions at the U.S. Department of Health and Human Services, including Deputy Chief of Staff, Chief Financial Officer and Chief Budget Officer overseeing a budget exceeding $700 billion. Mr. Weems served in both Republican and Democratic administrations and received the highest award for civilian employees, the Presidential Rank award, from Presidents Clinton and Bush. He completed a Masters in Business Administration from the University of New Mexico in 1981 and Bachelor degrees in Philosophy and Bachelors of Business Administration from New Mexico State University in 1978.

Directors and Executive Officers

Name	Age	Position	Director Class
William E. Shell, MD	69	Chief Executive Officer, Chief Scientific Officer and Director	Class II
Ronald Rudolph	68	Executive Vice President of Finance and Chief Financial Officer
David S. Silver, MD	46	Executive Vice President of Medical and Scientific Affairs and Director	Class III
Kim Giffoni(1)	60	Executive Vice President of Foreign Sales and Investor Relations and Director	Class I
Amir Blachman	40	Vice President of Strategy and Operations
Maurice J. DeWald	71	Director	Class III
Donald J. Webster	57	Director	Class II
Arthur R. Nemiroff	68	Director	Class III
John H. Bluher(1)	54	Director	Class I

(1)	The term of office for our Class I directors expires at this Meeting. Mr. Giffoni is the only current director standing for re-election.

William E. Shell, M.D. has been our Chief Executive Officer and Chief Scientific Officer and a director since July 2000. Dr. Shell is a board-certified cardiologist and an inventor. Dr. Shell attended the University of Michigan and University of Michigan Medical School from June 1960 until July 1967, where he obtained a Degree in Cell Biology and an MD. He completed his Internal Medicine Residency at University Hospital Ann Arbor Michigan in June 1970. He completed his Cardiovascular Disease Fellowship at the University of California, San Diego in 1973 and became Board Certified in Internal Medicine and Cardiology in 1973. Dr. Shell was an officer on active duty in the United States Air Force for two years from July 1973 until June 1975. During his tenure in the United States Air Force, Dr. Shell served as the first American physician in the American Soviet Exchange Program and as the director of the coronary care unit at Keesler Air Force Base in Mississippi, for which work Dr. Shell received a Presidential Citation from President Nixon. Dr. Shell joined Cedars Sinai Medical Center in July 1975 as the Coronary Care Unit Director and Director of the Cardiovascular Biochemistry Research Laboratories. From July 1982 to June 1990, Dr. Shell served as Director of Cardiac Rehabilitation and an attending Cardiologist at Cedars-Sinai Medical Center in Los Angeles, California. From July 1975 until June 1983, Dr. Shell served as an Associate Professor of Medicine at UCLA School of Medicine. From July 1975 to July 1985, Dr. Shell served as an Associate Cardiologist at Cedars-Sinai Medical Center. From September, 1991 to August 1994, Dr. Shell served as chairman and chief scientific officer of Interactive Medical Technologies (OTCBB:IMT). From 1987 until August 1999 Dr. Shell served as Chief Scientific Officer of Beverly Glen Medical Systems. Since July 2000, Dr. Shell has served as the Chief Scientific Officer of TMP. Since June 2006 Dr. Shell has served as the Chief Executive Officer of TMP.

In November 2003, Dr. Shell filed for Chapter 7 Bankruptcy. This bankruptcy filing related to a 1998 marital distribution agreement entered into in connection with Dr. Shell’s divorce that was based on the projected stock value of IMT stock. There were no other significant debts in the bankruptcy.

Dr. Shell’s extensive background in science and medicine, his role as co-investor of our Company’s patented technology, his experience in the formation of new companies and his leadership in managing our Company as Chief Executive Officer leads us to conclude that he would make significant contributions as a director.

Ronald Rudolph has been our Executive Vice President of Finance and Chief Financial Officer since December 2011. Mr. Rudolph joined the Company in June 2011 as a consultant. Prior to joining the Company, from February 2010 until June 2011, Mr. Rudolph was an independent consultant and founder of Rudolph Consulting, Inc. From February 2010 to August 2010, Mr. Rudolph served as a financial consultant to Cardo Medical, Inc., a medical device technology and manufacturing company. From October 2005 to February 2010, Mr. Rudolph was a partner with Tatum, LLC, a national executive services firm, and provided consulting services to a variety of public and private companies in evaluating acquisition opportunities, financings and operational matters. While at Tatum, LLC, Mr. Rudolph served as interim chief financial officer for Catalytic Solutions, Inc., now known as Clean Diesel Technologies, Inc. (Nasdaq: CDTI; LSE-AIM:CTSU), an international manufacturer for catalytic converters and catalytic systems for heavy duty diesel engines used in on- and off-road vehicles. From April 1995 to January 2005, Mr. Rudolph served as the executive vice president, finance and administration and chief financial officer of On Assignment, Inc. (Nasdaq-GS:ASGN). While Mr. Rudolph served as chief financial officer of On Assignment, the company engaged in multiple domestic and international acquisitions and expansion initiatives and revenue grew from approximately $50 million to nearly $290 million. Following his retirement in 2005, Mr. Rudolph continued to provide consulting services to On Assignment for the following year relating to investor relations, capital markets, strategic initiatives, accounting issues and related matters on a part-time basis. From April 1987 to December 1994, Mr. Rudolph served as vice president, finance and administration and chief financial officer of Retix, Inc. (formerly Nasdaq: RETX), an internal manufacturer of enterprise networking devices and interoperability software, a part of which was eventually acquired by Nortel Networks, Inc. Mr. Rudolph also served as chief financial officer for a number of other companies prior to Retix, Inc. and also worked with Deloitte & Touche. Mr. Rudolph is a certified public accountant and holds a Bachelor of Industrial Engineering from The Ohio State University and an M.B.A. from the University of Chicago.

David Silver, MD has been our Executive Vice President of Medical and Scientific Affairs since December 2011 and a director since October 2011. Dr. Silver is a practicing board certified rheumatologist and internist with privileges at Cedars-Sinai Medical Center in Los Angeles, California and served as clinical chief of rheumatology at Cedars Sinai from October 2000 to September 2004. Since June 1993, Dr. Silver has taught at the University of California at Los Angeles School of Medicine in various capacities and in July 2004 was named an associate clinical professor. From December 1994 to October 2008, Dr. Silver served as the director of the Chronic Pain Rehabilitation Program at Cedars-Sinai Medical Center and, since January 1993, Dr. Silver has served as associate medical director of the Osteoporosis Medical Center, a non-profit research corporation in Beverly Hills, California. From May 2003 to April 2006, Dr. Silver served as member of the scientific advisory committee of the American College of Rheumatology and, from May 2000 to April 2002, he served as a member of the awards and grants committee. Dr. Silver has written a book entitled Playing Through Arthritis: How to Conquer Pain and Enjoy Your Favorite Sports and Activities. Dr. Silver has also been granted several research grants to study osteoarthritis, osteoporosis, fibromyalgia, rheumatoid arthritis and epicondylitis. Dr. Silver is the author of numerous publications in peer-reviewed journals and has regularly accepted speaking engagements on various topics in rheumatology. Dr. Silver also serves as peer reviewer for Arthritis and Rheumatism, Clinical Rheumatology, Osteoporosis International, Journal of Osteoporosis and American Journal of Managed Care. Dr. Silver received a Bachelor of Arts degree in medical sciences with a minor in economics from Boston University and a medical degree from the Boston University School of Medicine. He did his residency training in internal medical at Northwestern University School of Medicine and his fellowship in Rheumatology at Cedars Sinai Medical Center.

Amir Blachman, MBA is our Vice President of Strategy and Operations, Director of Human Resources and Corporate Secretary. He joined TMP in February 2011 as Vice President of Operations. Mr. Blachman comes to TMP with more than 15 years management experience, having focused on recruiting exceptional personnel, implementing metrics and scalable operating systems, budgeting and planning. Mr. Blachman’s background includes military service, start-ups and large-scale public companies. He has worked in the business services, investment management, real estate and pharmaceutical sectors. Prior to TMP, Mr. Blachman acted as Principal and served as an Acquisitions Analyst for mid-market real estate investment companies from 2003 to 2008. He was Director of Operations for PeopleSupport.com (a back-office outsourcer, Nasdaq: PSPT) from 1999 to 2000, where he received the Sales Excellence Award for his role in recruiting clients including Armani, Hewlett Packard and Ernst & Young. He was Supervisor of Broker Services at Franklin Templeton Mutual Funds (NYSE:BEN) from 1997 to 1999 and graduated from the company’s Management Training Program. From 1992 to 1995, Mr. Blachman served as an Instructor in the Israeli Air Force, where he was ranked by his peers as the Top Cadet in Basic Training and was discharged upon the completion of service with a Decoration for Excellence in Service. Mr. Blachman earned a Bachelor of Arts in Psychology (emphasis in Neuropharmacology) from the University of California Santa Barbara and a Masters in Business Administration from the UCLA Anderson School of Management.

Maurice J. DeWald has served as a director since February 2011 and as non-executive Chairman of the Board since October 2011 when he replaced our former Chairman Elizabeth Charuvastra who passed away on September 26, 2011. Since June 1992, Mr. DeWald has served as the chairman and chief executive officer of Verity Financial Group, Inc., a financial advisory firm with a primary focus on the healthcare and technology sectors. Mr. DeWald also serves as a director of Mizuho Corporate Bank of California, as non-executive Chairman of Integrated Healthcare Holdings, Inc. and Healthcare Trust of America, Inc. Mr. DeWald also previously served as a director of Tenet Healthcare Corporation, ARV Assisted Living, Inc. and Quality Systems, Inc. From 1962 to 1991, Mr. DeWald worked with the international accounting and auditing firm of KPMG, LLP, where he served at various times as an audit partner, a member of the board of directors and managing partner of the Orange County, California, Los Angeles, California and Chicago offices. Mr. DeWald has served as chairman and director of both the United Way of Greater Los Angeles and the United Way of Orange County California. Mr. DeWald holds a Bachelor of Arts degree in Accounting and Finance from the University of Notre Dame and is a member of its Mendoza School of Business Advisory Council. Mr. DeWald is a Certified Public Accountant (inactive), and is a member of the California Society of Certified Public Accountants and the American Institute of Certified Public Accountants. Mr. DeWald’s experience as a director of companies focused on health care, which familiarized him with the regulatory framework within which we work, as a financial advisor to the healthcare industry as well as his education and experience in accounting leads us to conclude that he would make significant contributions as a director.

Donald J. Webster has served as a director since February 2011. Prior to assuming his current responsibilities, from July 1977 to September 2003, Mr. Webster served in various positions at Chevron Corporation, an international energy company, including, most recently, as general manager of procurement. Mr. Webster also served in production operations management, new business opportunities assessment, and supply chain management in the United States and abroad during his tenure at Chevron. Mr. Webster has directed complex oil and gas operations in various developing countries. He also had responsibility for the development and implementation of supply chain and contracting strategies for the Chevron Corporation. When he served as general manager of supply chain management, Mr. Webster was responsible for leading improvements in Chevron’s $6 billion annual spending on supplies and services and also directed several company-wide strategic sourcing initiatives. As general manager of supply chain management at the corporate level, Mr. Webster guided in-depth internal reviews of Chevron’s shared financial services activities (including Chevron’s in-house credit card business), business and real estate company. In March 2004, Mr. Webster founded Webster Consulting Services, LLC, which provides general, operational management and supply chain guidance for firms in various industries. Mr. Webster is a member of the Institute of Supply Management and is accredited as a certified purchasing manager by the Institute for Supply Management. He is a past president and director of the Lions Camp Horizon Foundation and is currently president a director of the Lahari Foundation, a non-profit organization focusing on hospice care, caregiving and assisting seniors and the disabled. Mr. Webster holds a Bachelor of Engineering degree in chemical engineering from McMaster University in Hamilton, Ontario. Mr. Webster’s experience in supply chain management, production operations management and business consulting in a variety of industries leads us to conclude that he would make significant contributions as a director.

Arthur R. Nemiroff has served as a director since February 2011. Prior to assuming his current responsibilities, from December 1990 to June 2010, Mr. Nemiroff was a partner of the accounting and auditing firm of BDO, USA LLP, where he served at various times as an audit and assurance partner, national director of the healthcare advisory services and concurring review partner on complex engagements. Since 2002, Mr. Nemiroff has served as a director and a member of the audit committee of City of Hope, a national medical center. Mr. Nemiroff holds a Bachelor of Science degree in Business Administration from the University of California at Los Angeles. Mr. Nemiroff’s experience as a partner in a leading accounting firm, where he primarily focused on the healthcare industry, and his experience with the changing regulatory environment lead us to conclude that he would make significant contributions as a director.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

Corporate Governance

Director Independence

Although the Company’s securities are not listed on any national securities exchange and we are therefore not required to have a majority of independent directors, we apply the Nasdaq Stock Market LLC’s (“Nasdaq”) standard for independent directors to determine which, if any, of our directors are independent pursuant to such definition. Nasdaq defines an independent director generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the Board would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has unanimously determined that Maurice J. DeWald, Donald J. Webster and Arthur R. Nemiroff are “independent directors” as such term is defined by Nasdaq Marketplace Rule 5605(a)(2). Mr. Weems, a nominee for director also is expected to qualify as an “independent director”.

Committees and Meetings of the Board

The Board met on nine occasions and took action by written consent on one occasion during the fiscal year ended December 31, 2011. During the time served as a director during 2011, each of the directors attended at least 80% of the meetings held by the Board. There are three permanent committees of the Board: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Currently, each committee is composed of Messrs. Nemiroff, Bluher, DeWald and Webster.

Audit Committee

We have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. In addition, our Board adopted a written charter for the Audit Committee, a copy of which was included as an exhibit to amendment No. 1 to our registration statement on Form S-1 filed on April 22, 2011 and which is available, free of charge, from the Company by writing to the Secretary at Targeted Medical Pharma, Inc., at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, or calling (310) 474-9809.

Mr. Nemiroff serves as Chairperson of the Audit Committee. Our Board has determined that Mr. Nemiroff is an “audit committee financial expert.”

The audit committee is required to report regularly to the Board to discuss any issues that arise with respect to the quality or integrity of our financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent auditors, or the performance of the internal audit function.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee our financial reporting activities. The Audit Committee is responsible for reviewing with both our independent registered public accounting firm and management, our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls and staff. The Audit Committee has reviewed and discussed our audited financial statements with management, and has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. Additionally, the Audit Committee has received the written disclosures and the letter from our independent registered public accounting firm, as required by the applicable requirements of the PCAOB, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based upon such review and discussion, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the last fiscal year for filing with the SEC.

The Audit Committee met on ten occasions during the fiscal year ended December 31, 2011. Each of the members of the Audit Committee attended 100% of the meetings held by the Audit Committee during the time such directors served as a member of the committee.

Nominating and Corporate Governance Committee

Mr. Bluher served as Chairperson of the Nominating and Corporate Governance Committee. The principal duties and responsibilities of our nominating committee are to identify qualified individuals to become board members, recommend to the Board individuals to be designated as nominees for election as directors at the annual meetings of stockholders, and develop and recommend to the Board our corporate governance guidelines. The Corporate Governance and Nominations Committee has adopted a written charter, a copy of which was included as an exhibit to amendment no. 1 to our registration statement on Form S-1 filed on April 22, 2011, and which is available, free of charge, from the Company by writing to our Secretary at Targeted Medical Pharma, Inc., at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, or calling (310) 474-9809.

The Board believes that all of its directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that its directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Corporate Governance and Nominations Committee evaluates director candidates based on a number of qualifications, including their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

The Nominating and Corporate Governance Committee met on three occasions during the fiscal year ended December 31, 2011. Each of the members of the Nominating and Corporate Governance Committee attended 100% of the meetings held during the time each director served as a member of the committee.

Each of the nominees up for election at this Meeting was recommended to the Board by the Nominating and Corporate Governance Committee.

Compensation Committee

The Compensation Committee is responsible for establishing and reviewing the appropriate compensation of our directors and officers, for reviewing employee compensation plans and for considering and making grants and awards under, and administering, our equity incentive plans. Mr. DeWald serves as chairperson of the Compensation Committee. Among other functions, the Compensation Committee oversees the compensation of our chief executive officer and other executive officers and senior management, including plans and programs relating to cash compensation, incentive compensation, equity-based awards and other benefits and perquisites and administers any such plans or programs as required by the terms thereof.

The Compensation Committee has adopted a written charter, a copy of which was included as an exhibit to amendment no. 1 to our registration statement on Form S-1 filed on April 22, 2011, and which is available, free of charge, from the Company by writing to our Secretary at Targeted Medical Pharma, Inc., at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, or calling (310) 474-9809. The Compensation Committee met on five occasions and acted by unanimous written consent on one occasion during the fiscal year ended December 31, 2011. Each of the members of the Compensation Committee attended 100% of the meetings held by the Compensation Committee during the time such director served as a member of the committee.

Board Leadership Structure and Role in Risk Oversight

Although we do not require separation of the offices of the Chairman of the Board and Chief Executive Officer, we currently have a different person serving in each such role — Mr. Maurice J. DeWald is our Chairman, and Dr. William E. Shell is our Chief Executive Officer. The decision whether to combine or separate these positions depends on what our Board deems to be in the long term interest of stockholders in light of prevailing circumstances. Mr. DeWald has served as non-executive Chairman of the Board since October 2011. Dr. Shell has served as our Chief Executive Officer since July 2000. This arrangement has allowed our Chairman to lead the Board, while our Chief Executive Officer has focused primarily on managing the daily operations of the Company. The separation of duties provides strong leadership for the Board while allowing the Chief Executive Officer to be the leader of the Company, focusing on its customers, employees, and operations.

In addition, through the Audit, Compensation, Corporate Governance and Nominations Committees, our independent directors who are members thereof provide strong independent leadership for each of those committees.

Code of Ethics and Code of Conduct for Executive Officers and Directors

We adopted Code of Ethics and a Code of Conduct for Executive Officers and Directors, both of which are available on our internet web site (at www.tmedpharma.com) and will be provided in print without charge to any stockholder who submits a request in writing to Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, Attention: Secretary. The Code of Conduct for Executive Officers and Directors applies to each director and officer, including the Chief Financial Officer and Chief Executive Officer. This Code of Ethics provides principles to which these officers are expected to adhere and which they are expected to advocate. The principles of the Code of Ethics are aligned to and apply to those officers in addition to the Code of Conduct.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board generally or a specific director at any time by writing to: Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, Attention: Maurice J. DeWald. We review all messages received, and forward any message that reasonably appears to be a communication from a stockholder about a matter of stockholder interest that is intended for communication to the Board. Communications are sent as soon as practicable to the director to whom they are addressed, or if addressed to the Board generally, to the chairperson of the Corporate Governance and Nominations Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to the Board.

Executive Compensation

Summary Compensation Table

The following table sets forth all information concerning the compensation received, for the fiscal years ended December 31, 2011 and 2010, for services rendered to us by persons who served as our CEO during 2011, each of our four other most highly compensated executive officers who were serving as executive officers at the end of 2011, whom we refer to herein collectively as our “Named Executive Officers.”

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All other Compensation (1)	Total
William E. Shell, Chief Executive Officer and Chief Scientific Officer	2011	450,000				5,013	455,013
	2010	450,000				54,325	504,325

Ronald Rudolph, Executive Vice President and Chief Financial Officer	2011	10,685		218,679			229,364
	2010	0	0	0	0	0	0

David S. Silver, MD, Executive Vice President of Medical and Scientific Affairs	2011	179,788	16,826	349,887		40,180	586,681
	2010	18,461					18,461

Kim Giffoni, Executive Vice President of Foreign Sales and Investor Relations	2011	450,000				15,539	465,539
	2010	450,000				63,700	513,700

Amir Blachman, Vice President of Strategy and Operations	2011	140,000				5,013	145,013
	2010	98,308	5000			7,141	110,449

(1)	There were no contributions to the Profit Sharing Plan in 2011. Amounts shown for 2010 are the value of the named executive officer’s accrued benefit for the applicable year under our Targeted Medical Pharma, Inc. Profit Sharing Plan rather than an amount paid to the applicable named executive officer. $205,329 of profit sharing plan contributions have been accrued for the year ended December 31, 2010. The amount also includes employer-paid medical benefits. Although the employment agreements of Dr. Shell and Mr. Giffoni entitle each of them to receive a monthly $1,000 car allowance, such amount has not been paid to any of them in fiscal 2010 or 2011.

TMP Insiders

We entered into employment agreements with each of Dr. Shell and Mr. Giffoni, each dated June 1, 2010 and amended on January 31, 2011, pursuant to which they serve as our Chief Executive Officer and Executive Vice President of Foreign Sales and Investor Relations, respectively.

Pursuant to their employment agreements, each TMP Insider’s term of employment will continue to December 31, 2014. The agreements provide for each TMP Insider to receive an initial annual base salary of $450,000, subject to cost of living increases not to exceed 5% annually. In addition, the employment agreements provide that the TMP Insiders’ annual base salary shall be subject to increase in the event stated EBITDA thresholds are achieved. The TMP Insiders are also eligible for discretionary annual cash bonuses as determined by the Board.

Each TMP Insider is entitled to receive options to purchase 500,000 shares of our common stock and annual base salary and benefits for the longer of the remaining term of the employment agreement or 30 months in the event the TMP Insider is terminated without cause by us or with cause by the TMP Insider. We would have cause” to terminate the employment relationship upon (i) a TMP Insider’s conviction of or a plea of nolo contendere for the commission of a felony or (ii) the TMP Insider’s willful failure to substantially perform the TMP Insider’s duties under the employment agreement. A TMP Insider will have cause” to terminate the employment relationship with us in the event any of the following circumstances are not remedied within 30 days of our receipt of a notice of termination from the TMP Insider: (i) a material change in the TMP Insider’s duties or a material limitation of the TMP Insider’s powers; (ii) a failure to elect the TMP Insider to the management position specified in such TMP Insider’s employment agreement or a reduction of the TMP Insider’s annual base salary; (iii) our failure to continue in effect any benefit plan in effect upon the execution of the initial employment agreement, (iv) a material breach by us of the employment agreement and (v) a change in control (which is defined in the TMP Insiders’ employment agreements). Amendment No. 1 to each of the TMP Insiders’ employment agreements deleted the change in control provisions.

Pursuant to the employment agreements, the TMP Insiders are also entitled to receive incentive stock options ranging from 7,394 options to 110,917 options, each at an exercise price of $3.49 per share (which numbers have been adjusted for the Reorganization), in the event we achieve certain EBITDA targets ranging from $50,000,000 to $250,000,000. The Company will grant additional incentive stock options upon achievement of each milestone set forth below. Milestone levels shall be based upon EBIDTA reported in the financial statements during any calendar year. EBIDTA is defined as earnings before taxes, interest, depreciation, and amortization.

EBIDTA	Options
$ 50,000,000	an option to purchase 5,000 shares Common Stock.
$ 60,000,000	an option to purchase 7,500 shares Common Stock.
$ 80,000,000	an option to purchase 7,500 shares Common Stock.
$ 100,000,000	an option to purchase 10,000 shares Common Stock.
$ 125,000,000	an option to purchase 10,000 shares Common Stock.
$ 150,000,000	an option to purchase 10,000 shares Common Stock.
$ 175,000,000	an option to purchase 15,000 shares Common Stock.
$ 200,000,000	an option to purchase 50,000 shares Common Stock.
$ 250,000,000	an option to purchase 75,000 shares Common Stock.

Each employment agreement with the TMP Insiders contains an indemnification provision wherein we promise to defend, indemnify, and hold the employee harmless to the fullest extent permitted by law against any and all liabilities incurred by the employee in connection with the TMP Insider’s good faith performance of such individual’s employment.

Each employment agreement contains customary non-competition provisions that extend to twelve months following the termination of the TMP Insider’s employment with us. The TMP Insiders have also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

In the event any TMP Insider is not vested with the responsibilities of acting in his or her stated capacity as an officer of our company, and the parties cannot mutually agree upon another suitable position, each TMP Insider will continue as an advisor and consultant to us for the remaining term of the agreement and shall be entitled to receive all compensation described above. In such event, each TMP Insider’s service as an advisor and consultant to us will be required at such times as shall result in the least inconvenience to the TMP Insider with the understanding that the TMP Insider may have other business commitments during such consulting period. Nonetheless, during his or her employment as our advisor or consultant, the TMP Insider shall not directly or indirectly compete with us.

Ronald Rudolph

On December 21, 2011, we entered into an employment agreement (the “Rudolph Employment Agreement”) with Ronald Rudolph pursuant to which Mr. Rudolph began to serve as Executive Vice President of Finance and Chief Financial Officer of the Company for a term (the Rudolph Term”) that commenced on December 19, 2011 (the “Rudolph Effective Date”) and which will terminate on

December 31, 2012. The Term of the Rudolph Employment Agreement will be extended for successive one-year periods (each a “Renewal Term”) unless either party delivers written notice of non-renewal 60 days in advance of the end of the current term.

Pursuant to his employment agreement, Mr. Rudolph receives a base salary (the “Rudolph Base Salary”) of $300,000 per year. Effective January 1 st of each Renewal Term, if any, the Rudolph Base Salary shall be increased by the greater of (i) 3% or such greater percentage as determined by the Board and (ii) an annual inflation adjustment equivalent to the inflation adjustment applied to the base salary of the Chief Executive Officer. Mr. Rudolph is also eligible to earn a cash or equity bonus (the “Rudolph Bonus”) for each calendar year of his employment during which he is employed for at least three months, which Rudolph Bonus shall be determined in the sole discretion of the Board or a designated committee thereof. In the event the Company consummates an initial public offering in which it raises a minimum of $20,000,000 by April 30, 2012, Mr. Rudolph shall also be entitled to receive an additional cash bonus of $150,000. Mr. Rudolph also receives a monthly car allowance of $500 and is entitled to participate in benefit plans available to all employees of the Company.

In the event of any termination, Mr. Rudolph is entitled to receive all accrued and owing Rudolph Base Salary, reimbursable expenses and accrued vacation through the date of termination (the “Rudolph Base Termination Payment”). In the event of a termination as a result of Disability (as defined in the Rudolph Employment Agreement), in addition to the Rudolph Base Termination Payment, Mr. Rudolph shall also receive Rudolph Base Salary for a period of twelve months, continued benefits through the end of the Term or Renewal Term, as the case may be, and continued eligibility to receive the Rudolph Bonus. In the event of termination as a result of death, in addition to the Rudolph Base Termination Payment, Mr. Rudolph’s estate shall be entitled to receive Rudolph Base Salary for one month. In the event of a termination by Mr. Rudolph for Good Cause (as defined in the Rudolph Employment Agreement) or by the Company for any reason other than Cause (as defined in the Rudolph Employment Agreement), in addition to the Rudolph Base Termination Payment, Mr. Rudolph shall be entitled to receive Rudolph Base Salary for twelve months. In the event of a termination by the Company for Cause, Mr. Rudolph shall be entitled to receive no additional compensation other than the Rudolph Base Termination Payment.

In connection with the execution of the Rudolph Employment Agreement, Mr. Rudolph was granted ten-year options to purchase 250,000 shares of common stock (the “Rudolph Options”) with an exercise price equal to fair market value per share (as determined in accordance with Section 409A of the Internal Revenue Code). The Rudolph Options vested as to 50% of the grant on the effective date and will vest as to the remaining 50% on the one-year anniversary of the Effective Date.

The Rudolph Employment Agreement contains an indemnification provision wherein the Company promises to defend, indemnify, and hold Mr. Rudolph harmless to the fullest extent permitted by law against any and all liabilities incurred by Mr. Rudolph in connection with his good faith performance of his duties and obligations pursuant to the Rudolph Employment Agreement. Mr. Rudolph has also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

David S. Silver, MD

On December 21, 2011, we entered into an employment agreement (the “Silver Employment Agreement”) with David Silver, MD, a director of the Company, pursuant to which Dr. Silver began to serve as Executive Vice President of Medical and Scientific Affairs of the Company for a term (the Silver Term”) that commenced on November 28, 2011 (the “Silver Effective Date”) and which will terminate on December 31, 2014.

Pursuant to the Silver Employment Agreement, Dr. Silver receives a base salary (the “Silver Base Salary”) of $425,000 per year and a non-recoverable Base Commission of $175,000 per year (the “Silver Base Commission”). Effective January 1, 2013 and for each calendar year of the Silver Term thereafter, the Silver Base Salary shall be increased by the greater of (i) 3% or such greater percentage as determined by the Board and (ii) an annual inflation adjustment equivalent to the inflation adjustment applied to the base salary of the Chief Executive Officer. Dr. Silver is also eligible to earn a cash or equity bonus (the “Silver Bonus”) for each calendar year of his employment during which he is employed for at least three months, which Silver

Bonus shall be determined in the sole discretion of the Board or a designated committee thereof. Dr. Silver also receives a monthly car allowance of $500 and is entitled to participate in benefit plans available to all employees of the Company.

In addition to the Silver Base Salary and the Silver Base Commission, Dr. Silver shall also be entitled to an earned commission (the “Silver Earned Commission” and, together with the Silver Base Commission, the Silver Commissions”) calculated as a percentage of the gross collectable revenue as specified in the table below from certain projects specified in the Silver Employment Agreement and presented by Dr. Silver prior to or during the Silver Term:

Gross Collectable Revenue	Percentage
$2,500,001 to $5,000,000	7%
$5,000,000 to $10,000,000	6%
$10,000,001 to $15,000,000	5%
$15,000,001 to $20,000,000	4%
$20,000,000 and above	3%

In the event of any termination, Dr. Silver is entitled to receive all accrued and owing Silver Base Salary, Silver Commissions, reimbursable expenses and accrued vacation through the date of termination (the “Silver Base Termination Payment”). In the event of a termination as a result of Disability (as defined in the Silver Employment Agreement), in addition to the Silver Base Termination Payment, Dr. Silver shall also receive Silver Base Salary for a period of twelve months, continued benefits through the end of the Silver Term and the payment of any Silver Commissions through the end of the Silver Term. In the event of termination as a result of death, in addition to the Silver Base Termination Payment, Dr. Silver’s estate shall be entitled to receive Silver Base Salary for one month and the payment of any Silver Commissions through the end of the Silver Term. In the event of a termination by the Company for any reason other than Cause (as defined in the Silver Employment Agreement), death or disability, in addition to the Silver Base Termination Payment, Dr. Silver shall be entitled to receive Silver Base Salary for eighteen months and the payment of any Silver Commissions on any gross collectible revenue earned through the date of termination for the longer period of: (i) through the end of the Silver Term or (ii) eighteen months after the date of termination. In the event of a termination by Dr. Silver for Good Cause (as defined in the Rudolph Employment Agreement), in addition to the Silver Base Termination Payment, Dr. Silver shall be entitled to receive Silver Base Salary for eighteen months and the payment of Silver Commissions on any gross collectible revenue earned through the date of termination for the longer period of (i) through the end of the Silver Term or (ii) thirty-six months after the date of termination. In the event of a termination by the Company for Cause, Dr. Silver shall be entitled to receive, in addition to the Silver Base Termination Payment, the payment of any Silver Commissions through the end of the Silver Term on any gross collectible revenue earned through the date of termination.

In connection with the execution of the Silver Employment Agreement, Dr. Silver was granted ten-year options to purchase 400,000 shares of common stock (the “Silver Options”) with an exercise price equal to fair market value per share (as determined in accordance with Section 409A of the Internal Revenue Code). The Silver Options will vest as to 50% of the grant on the Effective Date and will vest as to the remaining 50% on the one-year anniversary of the Effective Date.

The Silver Employment Agreement contains an indemnification provision wherein the Company promises to defend, indemnify, and hold Dr. Silver harmless to the fullest extent permitted by law against any and all liabilities incurred by Dr. Silver in connection with his good faith performance of his duties and obligations pursuant to the Silver Employment Agreement. Dr. Silver has also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

Amir Blachman

On February 15, 2010, we entered into a letter agreement with Amir Blachman pursuant to which Mr. Blachman would serve as Vice President of Operations. We entered into a promotion letter with Mr. Blachman on July 28, 2010 and a new employment agreement, which was effective as of February 8, 2011. Currently, Mr. Blachman serves as our Vice President of Strategy and Operations.

Pursuant to Mr. Blachman’s employment agreement, the term of his employment with us commenced on January 31, 2011 and shall continue to December 31, 2013. The agreement provides that Mr. Blachman will receive an annual base salary of $140,000. Mr. Blachman is also eligible to receive performance bonuses at the discretion of our management.

Mr. Blachman is entitled to receive options to purchase 7,395 (adjusted for the Reorganization) shares of common stock following the 90th day of the effectiveness of his employment with us. Such options fully vested on the 91st day after the effective date of Mr. Blachman’s employment, which was May 16, 2010. In addition, pursuant to Mr. Blachman’s July 28, 2010 promotion letter, Mr. Blachman received additional options to purchase 73,945 shares (adjusted for the Reorganization) common stock, which options shall vest pro rata on a monthly basis over a two year period. Mr. Blachman’s options to purchase stock shall be exercisable by Mr. Blachman at any time during the period of employment or within three years of termination of employment or, upon Mr. Blachman’s death, by his estate, within six months from the date of death.

Mr. Blachman is entitled to receive six months’ base salary in the event his employment with us is terminated by death, disability or without cause by us. In the event Mr. Blachman’s employment is terminated for cause, he shall be entitled to receive only base salary and reimbursable expenses accrued and owing as of the date of termination. We would have “cause” to terminate the employment relationship upon (i) Mr. Blachman’s conviction for the commission of a felony (or a plea of nolo contendere thereto); (ii) any act or omission involving theft or fraud with respect to us, our subsidiaries, customers or suppliers; (iii) reporting to work under the influence of alcohol or illegal drugs or the use of illegal drugs causing public disgrace to us; (iv) willful misconduct or gross negligence with respect to our company; and (v) failure by Mr. Blachman substantially to perform his duties under the employment agreement (other than any such failure resulting from Mr. Blachman’s incapacity due to disability).

In the event Mr. Blachman terminates the agreement for cause, he shall be entitled to receive only annual base salary and reimbursable expenses accrued to date. Mr. Blachman will have “cause” to terminate the employment relationship in the event any of the following circumstances are not remedied within 30 days of our receipt of a notice of termination from Mr. Blachman: (i) a material change in Mr. Blachman’s duties or a material limitation of his powers; (ii) a failure to elect Mr. Blachman to the position of Chief Financial Officer or a reduction of his annual base salary; (iii) our failure to continue in effect any benefit plan in effect upon the execution of the initial employment agreement, (iv) a material breach by us of the employment agreement and (v) a change in control.

Mr. Blachman’s employment agreement contains an indemnification provision wherein we promise to defend, indemnify, and hold Mr. Blachman harmless to the fullest extent permitted by law against any and all liabilities incurred by him in connection with Mr. Blachman’s good faith performance of such his employment with us.

Mr. Blachman’s employment agreement contains customary non-competition provisions that extend to twelve months following the termination of Mr. Blachman’s employment with us. Mr. Blachman also agreed to customary terms regarding the protection and confidentiality of trade secrets, proprietary information and technology, designs and inventions.

In the event Mr. Blachman is not vested with the responsibilities of acting as our Vice President of Strategy and Operations and the parties cannot mutually agree upon another suitable position, Mr. Blachman will continue as an advisor and consultant to us for the remaining term of the agreement and shall be entitled to receive all compensation described above. In such event, Mr. Blachman’s service as an advisor and consultant to us will be required at such times as shall result in the least inconvenience to Mr. Blachman with the understanding that Mr. Blachman may have other business commitments during such consulting period. Nonetheless, during his employment as our advisor and consultant, Mr. Blachman shall not directly or indirectly compete with us.

On April 30, 2012, the Company and Amir Blachman entered into Addendum A to the Employment Agreement between the Company and Mr. Blachman effective as of March 5, 2012. Pursuant to the amendment, Mr. Blachman’s annual base salary was increased from $140,000 to $210,000, of which the annual equivalent of $180,000 base salary is to be paid and $30,000 base salary is to be accrued. Mr. Blachman is entitled to receive the accrued salary and a bonus of $50,000 in the event the Company meets any of the following conditions: (i) Dr. Shell, the Company’s Chief Executive Officer, determines cash flow is sufficient to support such payment; (ii) the Company consummates a financing other than loans to the Company by its principals generating $3 million of proceeds to the Company; (iii) the Company’s pending registration statement on Form S-1 is declared effective by the Securities and Exchange Commission; or (iv) the Company’s tax liabilities through December 31, 2011 are eliminated. Except for these changes, the Blachman Employment Agreement remains unchanged and in full force and effect.

Outstanding Equity Awards at Fiscal Year-End

	Option awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date
Amir Blachman	7,395	0	None	$3.38	5-16-2020
Amir Blachman	55,458	18,487	None	$3.38	7-1-2020
David Silver	118,312	59,157	None	$3.38	3-20-2020
David Silver	275,077	0	None	$0.77	5-1-2017
David Silver	200,000	200,000	None	$3.38	11-28-2021
Donald Webster	0	7,395	None	$3.38	7-29-2021
Donald Webster	50,000	0	None	$2.55	2-11-2021
Maurice DeWald	50,000	0	None	$2.55	2-11-2021
Arthur Nemiroff	50,000	0	None	$2.55	2-11-2021
John Bluher	50,000	0	None	$2.55	2-11-2021
Ron Rudolph	125,000	125,000	None	$3.38	12-19-2021
Andrea Muller	0	10,353	None	$3.38	7-29-2021
Mark Farzan	0	14,790	None	$3.38	7-29-2021
Steve Warnecke	166,667	0	None	$2.55	1-31-2021

Director Compensation

Our Board has determined not to pay any cash fees to our non-independent directors, nor will we pay their expenses for attending board meetings. In fiscal 2011 (and continuing in 2012) independent directors earned an annual fee of $30,000, $1,500 for each board meeting they attended, of which there were nine, $3,000 for acting as chairperson of a board committee, $2,000 for each board committee meeting attended, of which there were 17. In addition, each independent director was granted an option to purchase 50,000 shares of Targeted Medical Pharma, Inc. common stock, 25% of which vested at the end of each quarter in 2011. The options have an exercise price of $2.55 per share. Independent directors were also granted 4,000 restricted shares of common stock. The options and the shares of common stock were granted pursuant to and are subject to the 2011 Stock Incentive Plan.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Maurice J. DeWald	82,500	10,200	92,621	0	185,321
Donald J. Webster	79,500	10,200	92,621	0	182,321
Arthur R. Nemiroff	82,500	10,200	92,621	0	185,321
John H. Bluher	82,500	10,200	92,621	0	185,321

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation limits the liability of our directors and officers for any liability arising from an action to which such persons were party by reason of the fact that they were serving our company or another enterprise at our request to the fullest extent permitted by Section 145 of the DGCL.

The first paragraph of Article Tenth of the Company’s amended and restated certificate of incorporation provides: To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agent of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.” Our amended and restated bylaws further provide that any indemnification shall be made by us in connection with a proceeding (or part thereof) initiated by a director or officer with a right to indemnification only if (i) such proceeding (or part thereof) was authorized or ratified by our Board, (ii) such indemnification is expressly required to be made by law, and (iii) we provide the indemnification, in our sole discretion, pursuant to the powers vested in us under applicable law.

Pursuant to our amended and restated bylaws, our directors and officers shall, to the fullest extent not prohibited by law, also have the right to receive an advancement of expenses incurred in defending any proceeding in advance of its final disposition. To the extent required under the DGCL, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such individual, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director or officer is not entitled to be indemnified for such expenses.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires that our directors and executive officers and persons who beneficially own more than 10% of our Common Stock (referred to herein as the “Reporting Persons”) file with the SEC various reports as to their ownership of and activities relating to our Common Stock. Such reporting persons are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely upon our review of the copies of the forms we have received and representations that no other reports were required, we believe that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2011 with the exception of Dr. Silver who filed a late Form 4 in December 2011.

OTHER INFORMATION

Independent Registered Public Accounting Firm

The Board has selected EFP Rotenberg LLP (“EFP”) as our independent registered public accounting firm for the fiscal year ended December 31, 2011.

The Audit Committee reviews and approves the audit and non-audit services to be provided by our independent registered public accounting firm during the year, considers the effect that performing those services might have on audit independence and approves management’s engagement of our independent registered public accounting firm to perform those services. The Audit Committee reserves the right to appoint a different independent registered public accounting firm at any time during the year if the Board and the Audit Committee believe that a change is in the best interest of the Company and our stockholders.

EFP was originally engaged as our independent registered public accounting firm in January 2011. EFP has audited our financial statements for the fiscal years ended December 31, 2009 through December 31, 2011. A representative of EFP will be present at the Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

Fees Billed to the Company by EFP During Fiscal 2011 and 2010

The following table sets forth fees billed to us by our independent registered public accounting firms during the fiscal years ended December 31, 2011and 2010.

	December 31, 2011	December 31, 2010
Audit Fees, including 8-K and S-1	$215,200	$137,557
Audited Related Fees	$103,775
Tax Fees	$15,000	$25,861
All Other Fees	—	—

Pre-approval Policies and Procedures

All audit and non-audit services to be performed by our independent registered public accounting firm must be approved in advance by the Audit Committee. Consistent with applicable law, limited amounts of services, other than audit, review or attest services, may be approved by one or more members of the Audit Committee pursuant to authority delegated by the Audit Committee, provided each such approved service is reported to the full Audit Committee at its next meeting.

All of the engagements and fees for our fiscal year ended December 31, 2011 were approved by the Audit Committee. In connection with the audit of our financial statements for the fiscal years ended December 31, 2011 and December 31, 2010, EFP only used full-time, permanent employees.

The Audit Committee of the Board considered whether the provision of non-audit services by EFP was compatible with its ability to maintain independence from an audit standpoint and concluded that EFP’s independence was not compromised.

Beneficial Ownership of Certain Beneficial Owners

The following table sets forth information known to us regarding the beneficial ownership of our Common Stock as of July 13, 2012, by:

•	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock based solely on Schedule 13D and 13G filings with the Securities and Exchange Commission; and
•	each of our named executive officers and directors.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percent of Class
William E. Shell, MD(2)(3)	11,844,198	48.49%
Ronald Rudolph(4)	175,000	*%
David S. Silver(5)	1,040,414	4.59%
Kim Giffoni(3)(6)	3,345,977	15.24%
Amir Blachman(7)	78,258	*
Maurice J. DeWald(8)	54,000	*
Donald J. Webster(13)	54,000	*
Arthur R. Nemiroff(9)	54,000	*
AFH Holding and Advisory, LLC(10)	1,277,373	5.82%
Amir F. Heshmatpour(11)	1,277,373	5.82%
Elizabeth Charuvastra and William Shell Family Trust dated July 27, 2006 and Amended September 29, 2006(2)(3)	11,794,198	48.49%
Giffoni Family Trust Dated September 26 2008(3)(6)	3,292,736	15.00%
Olena B. Giffoni(3)(6)	3,292,736	15.00%
Shlomo Rechnitz(12)	1,182,272	5.39%
Directors and officers as a group (9 persons)	16,649,019	64.98%

*	Less than 1% of outstanding shares of common stock.
(1)	Unless otherwise indicated, the business address of each of the individuals is c/o Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, California 90077.
(2)	The address of the Elizabeth Charuvastra and William Shell Family Trust dated July 27, 2006 and Amended September 29, 2006 (“EC and WS Family Trust”) is 3048 Nicada Drive, Los Angeles, California 90077. Includes warrants to purchase 2,428,965 shares of common stock. Includes for Dr. Shell options to purchase 50,000 shares of common stock and does not reflect 50,000 shares of common stock, which are not exercisable within 60 days. Includes 216,408 shares of common stock beneficially owned by family and friends of Dr. Shell over which the EC and WS Family Trust holds voting control. Dr. Shell is the Trustee of the EC and WS Family Trust and may be considered to have beneficial ownership of the EC and WS Family Trust’s interests in the Company. Dr. Shell may be deemed to share voting and dispositive control with respect to the securities owned by the EC and WS Family Trust. Dr. Shell disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(3)	Pursuant to the Merger Agreement, as amended, the TMP Insiders agreed that up to 1,906,768 shares of the Company’s common stock (the “Make Good Shares”) they collectively own would be subject to forfeiture in the event we fail to achieve a certain EBITDA target. Up to 1,271,242 shares held by the EC and WS Family Trust and up to 635,526 shares held by the Giffoni Family Trust (as defined below) would be subject to cancellation and forfeiture to the extent we fail to achieve the Make Good Target. Does not give effect to the forfeiture and cancellation of the Make Good Shares by the TMP Insiders.
(4)	Includes options to purchase 175,000 shares of common stock and does not reflect options to purchase 175,000 shares of common stock, which are not exercisable within 60 days.
(5)	Includes options to purchase 702,547 shares of common stock and does not reflect options to purchase

250,000 shares of common stock, which are not exercisable within 60 days. Includes 284,623 shares held by the Silver Family Trust and 84,444 shares held by Dr. Silver’s children. Dr. Silver has voting and dispositive control with respect to all these shares. Dr. Silver disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(6)	Includes 3,292,736 shares held by the Giffoni Family Trust Dated September 26, 2008 (“Giffoni Family Trust”) The address of the Giffoni Family Trust is 245 Paradise Cove Road, Malibu, California 90265. Mr. Giffoni and Ms. Olena B. Giffoni are the Co-Trustees of the Giffoni Family Trust and may both be considered to have beneficial ownership of the Giffoni Family Trust’s interests in the Company. Mr. Giffoni and Ms. Giffoni may be deemed to share voting and dispositive control with respect to the securities owned by the Giffoni Family Trust. Each of Mr. Giffoni and Ms. Giffoni disclaim beneficial ownership of any shares in which each does not have a pecuniary interest.
(7)	Includes options to purchase 81,430 shares of common stock.
(8)	Includes options to purchase 50,000 shares of common stock.
(9)	Includes options to purchase 50,000 shares of common stock.
(10)	The business address of AFH Holding and Advisory, LLC (“AFH Advisory”) is 9595 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. Mr. Amir F. Heshmatpour is the managing partner of AFH Advisory and may be considered to have beneficial ownership of AFH Advisory’s interests in the Company. Mr. Heshmatpour may be deemed to have voting and dispositive control with respect to the securities owned by AFH Advisory. Mr. Heshmatpour disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(11)	The business address of Amir Heshmatpour is c/o AFH Holding and Advisory, LLC, 9595 Wilshire Boulevard, Suite 700, Beverly Hills, California 90212. Includes 1,277,373 shares held by AFH Advisory, of which Mr. Heshmatpour is the managing partner. Mr. Heshmatpour may be deemed to have voting and dispositive control with respect to the securities owned by AFH Advisory. Mr. Heshmatpour disclaims beneficial ownership of any shares in which he does not have a pecuniary interest.
(12)	The business address of Mr. Rechnitz is 5967 West 3rd Street, Los Angeles, California 90036.
(13)	Includes options to purchase 50,000 shares of common stock, but does not reflect options to purchase 7,395 shares of common stock which are not exercisable within 60 days.

Certain Relationships and Related Transactions

Management of the Company is not aware of a material interest, direct or indirect, of any director or officer of the Company, any other informed person of the Company, any proposed nominee for election as a director of the Company, or any associate or affiliate of any such person, in any transaction since the commencement of the Company’s most recently completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or any of its subsidiaries.

The following is a description of transactions that were entered into with our executive officers, directors or 5% stockholders during the past two fiscal years. We believe that all of the transactions described below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future related party transactions will be approved by our audit committee or a majority of our independent directors who do not have an interest in the transaction and who will have access, at our expense, to our independent legal counsel. Information about employment agreements, including grants of options to purchase our common stock, entered into with our executive officers is included in the section of this prospectus titled “Executive Compensation”.

Pursuant to the Merger Agreement, on January 31, 2011, TMP Merger Sub merged with and into TMP with TMP continuing as the surviving entity. Immediately after the TMP Merger, AFH merged with and into AFH Merger Sub with AFH continuing as the surviving entity. As a result of the AFH Merger, our name was changed from “AFH Acquisition III, Inc.” to “Targeted Medical Pharma, Inc.”. As a result of the Reorganization, the Subsidiary will be our wholly-owned subsidiary.

Upon consummation of the TMP Merger, (i) each outstanding share of Old TMP common stock was exchanged for approximately 1.48 shares of AFH common stock and (ii) each outstanding Old TMP option, which was exercisable for one share of Old TMP common stock, was exchanged for an option exercisable for 1.48 shares of AFH common stock. Upon consummation of the AFH Merger, which occurred immediately upon consummation of the TMP Merger, each outstanding share of AFH common stock and each outstanding option to purchase AFH common stock was exchanged for one share of our common stock and one option to purchase one share of our common stock. As a result of the Reorganization, holders of Old TMP common stock and Old TMP options received 18,308,576 shares of our common stock and options to purchase 566,424 shares of our common stock, or 83.89% of our issued and outstanding common stock on a fully diluted basis. On October 17, 2011, the Company, AFH Holding and Advisory, LLC, William E. Shell, MD, the Estate of Elizabeth Charuvastra and Kim Giffoni entered into Amendment No. 1 to the Agreement and Plan of Reorganization. Pursuant to the Amendment No. 1, the “Make Good Period”, which is defined in the Merger Agreement, was changed from the fiscal year ended December 31, 2011 to the twelve months following the consummation of an initial public offering.

In connection with the consummation of the Reorganization, AFH Holding Advisory, LLC (“AFH Advisory”), an agreed to cancel 2,275,000 shares of our common stock. AFH Advisory received no consideration for such cancellation.

The fair value of warrants issued in connection with certain loans made by related parties during the year ended December 31, 2011 was determined using the Black Scholes Option Pricing Model with the following assumptions:

•	Stock price of $2.55
•	Exercise price of $3.38
•	Volatility factor of 96.66% based on similar companies;
•	Expected term of 5 years based on the term of the warrant;
•	A dividend rate of zero; and
•	The risk free rate of 0.90%

The following table summarizes the status of the Company’s outstanding warrants at year end.

Date	Note Amount	Interest Rate	Number of Shares	Value of Warrant	Discounted Note Value
08/19/11	$150,000	3.95%	43,568	$76,220	$73,780
09/01/11	$80,000	3.95%	23,237	$40,651	$39,349
09/23/11	$52,000	3.95%	15,104	$26,423	$25,577
09/28/11	$200,000	3.95%	58,091	$101,627	$98,373
10/17/2011	$170,000	3.95%	50,296	$87,989	$82,011
10/20/2011	$125,000	3.95%	36,982	$64,698	$60,302
11/8/2011	$120,000	3.95%	35,503	$62,110	$57,890
11/22/2011	$140,000	3.95%	41,420	$72,462	$67,538
12/7/2011	$115,000	3.95%	34,024	$59,522	$55,478
as of 12/31/11			338,225	$591,702	$560,298

On December 12, 2010, the Company issued a promissory note to the Targeted Medical Pharma, Inc. Profit Sharing Plan (the “Plan”) in the amount of $300,000 (the “Plan Note”). The note bears interest at a rate of 8% per annum and was payable on June 12, 2011.

On January 31, 2011, the Company issued promissory notes to each of William Shell, our Chief Executive Officer, Chief Scientific Officer, interim Chief Financial Officer and a director, Elizabeth Charuvastra, our former Chairman, Vice President of Regulatory Affairs and a director, and Kim Giffoni, our Executive Vice President of Foreign Sales and Investor Relations and a director, in an aggregate amount of $440,000. The notes bear interest at a rate of 6% per annum and are payable on the earlier of December 1, 2012 or the consummation of the Company's initial public offering.

On May 4, 2011, the Company issued a promissory note to the Elizabeth Charuvastra and William Shell Family Trust dated July 27, 2006 and Amended September 29, 2006 (the “EC and WS Family Trust”) in the amount of $200,000. The note bears interest at a rate of 3.25% per annum and is payable on May 4, 2016.

On May 4, 2011, the Company issued a promissory note to the Giffoni Family Trust Dated September 26, 2008 (the “Giffoni Family Trust”) in the amount of $100,000. The note bears interest at a rate of 3.25% per annum and is payable on May 4, 2016.

On June 12, 2011, the Company, the Plan, William E. Shell, Elizabeth Charuvastra, Kim Giffoni, the EC and WS Family Trust and the Giffoni Family Trust entered into an agreement (the “Note Agreement”) pursuant to which the Plan assigned the Plan Note to Dr. Shell, Ms. Charuvastra and Mr. Giffoni in an amount of $100,000 each. Moreover, pursuant to the Note Agreement, each of Dr. Shell and Ms. Charuvastra assigned their respective interests in the Plan Note to the EC and WS Family Trust. In accordance with the Note Agreement, in connection with the assignments, the Plan Note was amended to extend the maturity date to December 15, 2015 and to reduce the interest rate from 8.0% annum to 3.25% per annum. The Company issued new notes to each of the WC and WS Family Trust (in the amount of $200,000) and to Mr. Giffoni (in the amount of $100,000) to memorialize the amendments pursuant to the Note Agreement.

On August 19, 2011, the Company issued a promissory note to the EC and WS Family Trust in the amount of $150,000. The note bears interest at a rate of 3.95% per annum and is payable on August 19, 2016. As an inducement to make this loan the EC and WS Family Trust was issued a warrant for 43,568 shares of Common Stock at an exercise price of $3.38 per share. This warrant is dated November 7, 2011 and expires five years from date of issue.

On September 1, 2011, the Company issued a promissory note to the EC and WS Family Trust in the amount of $80,000. The note bears interest at a rate of 3.95% per annum and is payable on September 1, 2016. As an inducement to make this loan the EC and WS Family Trust was issued a warrant for 23,237 shares of Common Stock at an exercise price of $3.38 per share This warrant is dated November 7, 2011 and expires five years from date of issue.

On September 23, 2011, the Company issued a promissory note to the EC and WS Family Trust in the amount of $52,000. The note bears interest at a rate of 3.95% per annum and is payable on September 23, 2016. As an inducement to make this loan the EC and WS Family Trust was issued a warrant for 15,104 shares of Common Stock at an exercise price of $3.38 per share This warrant is dated November 7, 2011 and expires five years from date of issue.

On September 28, 2011, the Company issued a promissory note to the EC and WS Family Trust in the amount of $200,000. The note bears interest at a rate of 3.95% per annum and is payable on September 28, 2016. As an inducement to make this loan the EC and WS Family Trust was issued a warrant for 58,091 shares of Common Stock at an exercise price of $3.38 per share This warrant is dated November 7, 2011 and expires five years from date of issue.

On October 17, 2011, the Company issued a promissory note to the EC and WS Family Trust in the amount of $170,000. The note bears interest at a rate of 3.95% per annum and is payable on October 17, 2016. As an inducement to make this loan the EC and WS Family Trust was issued a warrant for 50,296 shares of Common Stock at an exercise price of $3.38 per share This warrant is dated October 17, 2011 and expires five years from date of issue.

On October 20, 2011, the Company issued a promissory note to the EC and WS Family Trust in the amount of $125,000. The note bears interest at a rate of 3.95% per annum and is payable on October 20, 2016. As an inducement to make this loan the EC and WS Family Trust was issued a warrant for 36,982 shares of Common Stock at an exercise price of $3.38 per share This warrant is dated October 20, 2011 and expires five years from date of issue.

On November 8, 2011, the Company issued a promissory note to the EC and WS Family Trust in the amount of $120,000. The note bears interest at a rate of 3.95% per annum and is payable on November 8, 2016. As an inducement to make this loan the EC and WS Family Trust was issued a warrant for 35,503 shares of Common Stock at an exercise price of $3.38 per share This warrant is dated November 8, 2011 and expires five years from date of issue.

On November 22, 2011, the Company issued a promissory note to the EC and WS Family Trust in the amount of $140,000. The note bears interest at a rate of 3.95% per annum and is payable on November 22, 2016. As an inducement to make this loan the EC and WS Family Trust was issued a warrant for 41,420 shares of Common Stock at an exercise price of $3.38 per share This warrant is dated November 22, 2011 and expires five years from date of issue.

On December 7, 2011, the Company issued a promissory note to the EC and WS Family Trust in the amount of $115,000. The note bears interest at a rate of 3.95% per annum and is payable on December 7, 2016. As an inducement to make this loan the EC and WS Family Trust was issued a warrant for 34,024 shares of Common Stock at an exercise price of $3.38 per share This warrant is dated December 7, 2011 and expires five years from date of issue.

Deadline for Submission of Stockholder Proposals for 2013 Annual Meeting of Stockholders

Stockholder Proposals

For any proposal to be considered for inclusion in our proxy statement and form of proxy for submission to the stockholders at our 2013 Annual Meeting of Stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934. Such proposals must be received by the Company at its offices at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, Attention: Investor Relations, no later than March 21, 2013.

In addition, our Bylaws provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. Notice of a nomination or proposal must be delivered to us not less than 60 days and not more than 90 days prior to the date we first mailed our proxy materials for the preceding year’s annual meeting of stockholders, provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of (x) the 60th day prior to such annual meeting or (y) the 10th day following the date on which public announcement of the date of such meeting is first made by the Corporation. Accordingly, for our 2012 Annual Meeting, notice of a nomination or proposal must be delivered to us no later than May 20, 2013 and no earlier than April 20, 2013. Nominations and proposals also must satisfy other requirements set forth in the Bylaws. If a stockholder fails to comply with the forgoing notice provision or with certain additional procedural requirements under SEC rules, the Company will have authority to vote shares under proxies we solicit when and if the nomination or proposal is raised at the annual meeting of stockholders and, to the extent permitted by law, on any other business that may properly come before the annual meeting of stockholders and any adjournments or postponements. The Chairman of the Board may refuse to acknowledge the introduction of any stockholder proposal not made in compliance with the foregoing procedures.

If we are not notified of a stockholder proposal a reasonable time prior to the time we send our proxy statement for our 2013 annual meeting, then our Board will have discretionary authority to vote on the stockholder proposal, even though the stockholder proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a stockholder proposal was received by us, it is suggested that stockholder proposals be submitted by certified mail, return receipt requested, and be addressed to Targeted Medical Pharma, Inc., 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077, Attention: Investor Relations. Notwithstanding, the foregoing shall not affect any rights of stockholders to request inclusion of proposals in our proxy statement pursuant to Rule 14a-8 under the Exchange Act nor grant any stockholder a right to have any nominee included in our proxy statement.

Where You Can Find Additional Information

Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K/A for the year ended December 31, 2011. Such Report constitutes the Company’s Annual Report to its Stockholders for purposes of Rule 14a-3 under the Securities Exchange Act of 1934. Such Report includes the Company’s audited financial statements for the 2011 fiscal year and certain other financial information, which is incorporated by reference herein. The Company is subject to the informational requirements of the Securities

Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information are available on the SEC’s website at www.sec.gov. Stockholders who have questions in regard to any aspect of the matters discussed in this Proxy Statement should contact Ronald W. Rudolph, Chief Financial Officer of the Company, at 2980 Beverly Glen Circle, Suite 301, Los Angeles, CA 90077 or by telephone on (301) 474-9809.

APPENDIX I

FORM OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
TARGETED MEDICAL PHARMA, INC.

FIRST:  The name of the Corporation is Targeted Medical Pharma, Inc.

SECOND:  The address of the Corporation’s registered office in the State of Delaware is Paracorp, Inc., 2140 South DuPont Highway, Camden, Delaware 19934. The name of the Corporation’s registered agent at such address is Paracorp Inc.

THIRD:   The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH:  The Corporation is authorized to issue two classes of shares of capital stock designated respectively “Common Stock” and “Preferred Stock”. The total number of shares which the Corporation is authorized to issue is 120,000,000 shares, 100,000,000 shares of which shall be Common Stock (the “Common Stock”) and 20,000,000 shares of which shall be Preferred Stock (the“Preferred Stock”). The shares of Preferred Stock may be issued from time to time in one or more series. The par value of Common Stock and Preferred Stock shall be $0.001 per share. The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A. COMMON STOCK

1. General.  The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein and as may be designated by resolution of the Board of Directors with respect to any series of Preferred Stock as authorized herein.

2. Voting.  The holders of the Common Stock are entitled to one Vote for each share of Common Stock held at all meetings of stockholders (and written actions in lien of meetings); provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock without affecting the rights or interests of the Common Stock holders if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation or pursuant to the General Corporation Law.

B. PREFERRED STOCK

1. Issuance and Reissuance.  Preferred Stock may be issued from time to time in one or more series, each of such series to consist of such number of shares and to have such terms, rights, powers and preferences, and the qualifications and limitations with respect thereto, as stated or expressed herein and in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law or by the terms of any series of Preferred Stock.

2. Blank Check Preferred.   Subject to any vote expressly required by this Certificate of Incorporation, authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights. redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law. Without limiting the generality of the foregoing, and subject to the rights of any series of preferred stock then outstanding, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law.

FIFTH:  Subject to the provisions of this Certificate of Incorporation and the General Corporation Law, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

SIXTH:  ~~Subject to any additional vote required by this Certificate of Incorporation, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The directors in Class I shall be elected for a term expiring at the first annual meeting of stockholders, the directors in Class II shall be elected for a term expiring at the second annual meeting of stockholders and the directors in Class III shall be elected for a term expiring at the third annual meeting of stockholders. Commencing at the first annual meeting of stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.~~ At the annual meeting of stockholders held in 2012, directors shall be elected annually for terms of one year, except that any director in office at the 2012 annual meeting whose term expires at the annual meeting of stockholders held in calendar year 2013 or 2014 shall continue to hold office until the end of such term for which such director was elected and until such director’s successor shall have been elected and qualified. At each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders and until such directors’ successors shall have been elected and qualified.

SEVENTH:  Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH:  Meetings of stockholders may be held within or without the Stale of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

NINTH:  To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article Ninth to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended.

Any repeal or modification of the foregoing provisions of this Article Ninth by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

TENTH:  To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

Any amendment, repeal or modification of the foregoing provisions of this Article Tenth shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or other agent occurring prior to, such amendment, repeal or modification.

ELEVENTH:  Subject to any additional vote required by this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH:  The Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation Or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, Or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person's capacity as a director of the Corporation.

THIRTEENTH:   Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

APPENDIX II

FORM OF AMENDMENT NO. 1 TO AMENDED AND RESTATED BY-LAWS
OF
TARGETED MEDICAL PHARMA, INC.

ARTICLE I

STOCKHOLDERS

Section 2.2 Number, Term of Office and Election.   The Board of Directors shall consist of not fewer than seven (7) nor more than nine (9) directors, the exact number may be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Board of Directors. ~~The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III, as more fully described in the Certificate of Incorporation.~~ Except as provided in Section 2.3 below, each director shall continue in office until the next annual meeting at which such director~~’s class~~ stands for election and his successor is elected and qualified, or until such director’s earlier death, resignation, disqualification or removal from office. Directors need not be stockholders unless so required by the Certificate of Incorporation or these by-laws, wherein other qualifications for directors may be prescribed.

TARGETED MEDICAL PHARMA, INC.
ANNUAL MEETING OF STOCKHOLDERS
AUGUST 6, 2012

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF TARGETED MEDICAL PHARMA, INC.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL PROPOSALS.

The undersigned stockholder of Targeted Medical Pharma, Inc., a Delaware corporation (the “Company”), having read the notice of annual meeting of stockholders and the definitive proxy statement, receipt of which are hereby acknowledged, revoking all prior proxies, hereby appoints William E. Shell, MD, and Ronald W. Rudolph, or either of them, with the full power and authority to act as proxy of the undersigned and with full power of substitution, to vote all shares of capital stock which the undersigned may be entitled to vote at the annual meeting of stockholders of the Company to be held at the Hotel Palomar Los Angeles, located at 10740 Wilshire Blvd., Los Angeles, CA 90024, on Monday, August 6, 2012, at 11:00 a.m., Pacific Time, and at any adjournment or postponement thereof, on the matters set forth in this proxy and described in the definitive proxy statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments or postponements thereof:

(1) Charter Amendment Proposal — to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board of Directors.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2) Election of Directors

VOTE

☐  FOR ALL nominees listed below EXCEPT as marked to the contrary below

☐  WITHHOLD AUTHORITY to vote for ALL nominees listed below

(INSTRUCTION:  To withhold authority to vote for any individual nominee strike a line through the nominee’s name below. If neither box above is checked, the Board shall be voted FOR each nominee.)

Kim Giffoni and Kerry Weems.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE ANNUAL MEETING OF STOCKHOLDERS TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder.

Proxy cards properly executed and returned without direction will be voted “FOR” the proposals.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated:           , 2012

INDIVIDUAL OR JOINT HOLDER:

Signature

Print Name Here

Signature (if held jointly)

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CORPORATE OR PARTNERSHIP HOLDER:

Print Company Name Here

By:

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Its:

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